[ARTHUR ANDERSEN Letterhead]


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this Form SB-2.




                                                    /s/ Arthur Andersen LLP


Boston, Massachusetts
October 11, 1996